Exhibit 99.1

News Release
nVent Announces Third Quarter 2021 Financial Results
Another quarter of strong execution delivers results above guidance; raising full-year sales and EPS guidance

•Reported sales of $643 million, up 26%; Organically up 20%; Robust growth across all segments
•Reported Return on Sales of 15.2%; Adjusted Return on Sales of 18.4%
•Reported EPS of $0.44; Adjusted EPS of $0.53
•Generated Cash Flows from Operations of $115 million; Free Cash Flow of $108 million, up versus 2020
•Raising full-year sales and EPS guidance due to continued strong performance

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – October 28, 2021 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the third quarter of 2021 and provided guidance for the fourth quarter and full-year 2021.
“Our third quarter results are a testament to the strong execution of our nVent team during a challenging supply chain environment. Third quarter sales grew 26% as we continued to see broad-based growth across verticals and geographies. We generated strong cash flow, up more than $50 million dollars year-to-date. I am grateful to our teams who are working tirelessly to meet customer commitments,” said nVent Chief Executive Officer Beth Wozniak.

“Based on the strength in the business year-to-date and higher order trends, we are raising our full-year sales and EPS guidance. With the Electrification of Everything we are seeing strong demand for our products and solutions. The execution of our strategy on high growth verticals, new products, global expansion and strategic acquisitions is driving our growth. We are continuing to manage through supply chain challenges and delivering strong results. It is certainly an exciting time to be at nVent.”

Third quarter 2021 sales of $643 million were up 26% relative to third quarter 2020 and increased 20% organically, which excludes the impact from currency fluctuations and acquisitions. Third quarter 2021 earnings (loss) per diluted share (“EPS”) were $0.44, up from $(0.82) in the prior year, while on an adjusted basis, the company had EPS of $0.53, up 18% from $0.45. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Third quarter 2021 operating income was $98 million, compared to an operating loss of $142 million in the prior year period. On an adjusted basis, segment income was $118 million, compared to $101 million in the prior year period.
nVent had net cash provided by operating activities of $115 million in the third quarter, and free cash flow was $108 million.

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THIRD QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	September 30, 2021	September 30, 2020	% / point change
Net Sales	$643	$509	26%
Organic			20%
Operating Income	$98	$(142)	169%
Reported ROS	15.2%	(27.8)%
Segment Income	$118	$101	17%
Adjusted ROS	18.4%	19.8%	-140 bps

Enclosures
	Three months ended
	September 30, 2021	September 30, 2020	% / point change
Net Sales	$335	$245	37%
Organic			25%
ROS	16.8%	18.0%	-120 bps

Electrical & Fastening Solutions
	Three months ended
	September 30, 2021	September 30, 2020	% / point change
Net Sales	$169	$148	15%
Organic			14%
ROS	28.6%	27.6%	100 bps

Thermal Management
	Three months ended
	September 30, 2021	September 30, 2020	% / point change
Net Sales	$138	$117	18%
Organic			16%
ROS	22.8%	21.8%	100 bps

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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2021
The company now estimates reported sales growth for full-year 2021 of up 19% to 20% versus prior guidance of up 15% to 18%. This new guidance range represents 14% to 15% organic sales growth versus prior guidance of 10% to 13% growth. Reported sales guidance includes approximately two to three points of benefit from acquisitions. The company now expects full-year 2021 EPS of $1.57 to $1.60 on a GAAP basis and adjusted EPS of $1.91 to $1.94, versus prior guidance of $1.51 to $1.57 on a GAAP basis and adjusted EPS of $1.84 to $1.90.

The company estimates reported sales for the fourth quarter of 2021 to be up 13% to 16%, which represents an increase of 9% to 12% on an organic basis. Reported sales guidance includes approximately four points of benefit from acquisitions. The company estimates fourth quarter 2021 EPS on a GAAP basis of $0.36 to $0.39 and adjusted EPS of $0.45 to $0.48.

DIVIDENDS
nVent previously announced on September 27, 2021 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the fourth quarter on November 5, 2021.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:30 a.m. Eastern Time (ET) today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 7165697 approximately 10 minutes before the 9:30 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on Jan. 28, 2022 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Loss) (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$642.8	$509.3	$1,793.0	$1,477.4
Cost of goods sold	392.3	312.5	1,098.3	925.0
Gross profit	250.5	196.8	694.7	552.4
% of net sales	39.0%	38.6%	38.7%	37.4%
Selling, general and administrative	139.7	107.4	392.1	334.8
% of net sales	21.7%	21.1%	21.9%	22.7%
Research and development	13.1	10.5	36.2	33.1
% of net sales	2.0%	2.1%	2.0%	2.2%
Impairment of goodwill and trade names	—	220.5	—	220.5
Operating income (loss)	97.7	(141.6)	266.4	(36.0)
% of net sales	15.2%	(27.8%)	14.9%	(2.4%)
Net interest expense	8.2	8.5	24.4	27.8
Other expense	0.6	0.7	1.8	2.2
Income (loss) before income taxes	88.9	(150.8)	240.2	(66.0)
Provision (benefit) for income taxes	14.6	(12.1)	34.3	28.3
Effective tax rate	16.4%	8.0%	14.3%	(42.9%)
Net income (loss)	$74.3	$(138.7)	$205.9	$(94.3)
Earnings (loss) per ordinary share
Basic	$0.44	$(0.82)	$1.23	$(0.56)
Diluted	$0.44	$(0.82)	$1.21	$(0.56)
Weighted average ordinary shares outstanding
Basic	168.2	170.0	168.0	169.9
Diluted	170.1	170.0	169.5	169.9
Cash dividends paid per ordinary share	$0.175	$0.175	$0.525	$0.525

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$46.0	$122.5
Accounts and notes receivable, net	428.5	313.8
Inventories	301.4	235.2
Other current assets	113.8	92.9
Total current assets	889.7	764.4
Property, plant and equipment, net	287.6	289.4
Other assets
Goodwill	2,187.2	2,098.2
Intangibles, net	1,162.6	1,105.5
Other non-current assets	151.8	108.6
Total other assets	3,501.6	3,312.3
Total assets	$4,678.9	$4,366.1
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.0	$20.0
Accounts payable	227.5	171.1
Employee compensation and benefits	110.3	70.4
Other current liabilities	228.4	188.5
Total current liabilities	571.2	450.0
Other liabilities
Long-term debt	971.5	928.0
Pension and other post-retirement compensation and benefits	227.4	237.9
Deferred tax liabilities	230.6	230.1
Other non-current liabilities	136.6	110.3
Total liabilities	2,137.3	1,956.3
Equity	2,541.6	2,409.8
Total liabilities and equity	$4,678.9	$4,366.1

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2021	September 30, 2020
Operating activities
Net income (loss)	205.9	$(94.3)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation	30.0	28.8
Amortization	49.7	48.1
Deferred income taxes	(0.8)	6.2
Share-based compensation	11.4	10.0
Impairment of goodwill and trade names	—	220.5
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(91.7)	7.8
Inventories	(50.4)	9.3
Other current assets	(19.3)	22.2
Accounts payable	41.7	(46.1)
Employee compensation and benefits	39.0	(3.5)
Other current liabilities	36.5	(3.4)
Other non-current assets and liabilities	6.1	(1.9)
Net cash provided by (used for) operating activities	258.1	203.7
Investing activities
Capital expenditures	(25.2)	(25.4)
Proceeds from sale of property and equipment	0.1	1.5
Acquisitions, net of cash acquired	(235.1)	(27.0)
Net cash provided by (used for) investing activities	(260.2)	(50.9)
Financing activities
Net receipts of revolving long-term debt	45.3	—
Proceeds from long-term debt	100.0	—
Repayments of long-term debt	(117.5)	(12.5)
Debt issuance costs	(2.3)	—
Dividends paid	(88.3)	(89.2)
Shares issued to employees, net of shares withheld	12.1	4.7
Repurchases of ordinary shares	(20.0)	(3.2)
Net cash provided by (used for) financing activities	(70.7)	(100.2)
Effect of exchange rate changes on cash and cash equivalents	(3.7)	0.8
Change in cash and cash equivalents	(76.5)	53.4
Cash and cash equivalents, beginning of period	122.5	106.4
Cash and cash equivalents, end of period	$46.0	$159.8

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$277.0	$300.4	$335.2	$912.6
Electrical & Fastening Solutions	147.9	169.2	169.3	486.4
Thermal Management	124.0	131.7	138.3	394.0
Total	$548.9	$601.3	$642.8	$1,793.0
Segment income (loss)
Enclosures	$48.8	$53.7	$56.4	$158.9
Electrical & Fastening Solutions	39.2	48.9	48.4	136.5
Thermal Management	21.0	24.9	31.6	77.5
Other	(11.9)	(17.3)	(18.2)	(47.4)
Total	$97.1	$110.2	$118.2	$325.5
Return on sales
Enclosures	17.6%	17.9%	16.8%	17.4%
Electrical & Fastening Solutions	26.5%	28.9%	28.6%	28.1%
Thermal Management	16.9%	18.9%	22.8%	19.7%
Total	17.7%	18.3%	18.4%	18.2%

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$258.5	$219.3	$244.7	$722.5
Electrical & Fastening Solutions	141.9	132.1	147.7	421.7
Thermal Management	120.5	95.8	116.9	333.2
Total	$520.9	$447.2	$509.3	$1,477.4
Segment income (loss)
Enclosures	$40.9	$28.2	$44.0	$113.1
Electrical & Fastening Solutions	33.5	34.7	40.7	108.9
Thermal Management	20.3	14.4	25.5	60.2
Other	(13.2)	(9.0)	(9.3)	(31.5)
Total	$81.5	$68.3	$100.9	$250.7
Return on sales
Enclosures	15.8%	12.9%	18.0%	15.7%
Electrical & Fastening Solutions	23.6%	26.3%	27.6%	25.8%
Thermal Management	16.8%	15.0%	21.8%	18.1%
Total	15.6%	15.3%	19.8%	17.0%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$548.9	$601.3	$642.8
Operating income	80.4	88.3	97.7
% of net sales	14.6%	14.7%	15.2%
Adjustments:
Restructuring and other	0.8	4.3	1.9
Acquisition transaction and integration costs	—	1.6	0.8
Intangible amortization	15.9	16.0	17.8
Segment income	$97.1	$110.2	$118.2
Return on sales	17.7%	18.3%	18.4%

Net income (loss) - as reported	$65.4	$66.2	$74.3	$64	$270
Adjustments to operating income	16.7	21.9	20.5	18	77
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3)	(20)
Net income - as adjusted	$73.4	$84.3	$90.8	$79	$327
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.39	$0.39	$0.44	$0.36 - $0.39	$1.57 - $1.60
Adjustments	0.04	0.11	0.09	0.09	0.34
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.45 - $0.48	$1.91 - $1.94
(1) Forecast information represents an approximation
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of 2020 adjustments (Unaudited)
	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3	$521.2	$1,998.6
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	11.6%	10.1%	(27.8%)	14.3%	1.9%
Adjustments:
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	—	—	212.3	—	212.3
Impairment of trade names	—	—	8.2	—	8.2
Segment income	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales	15.6%	15.3%	19.8%	18.6%	17.4%

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$47.1	$(47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7)	(5.5)	(14.8)
Net income - as adjusted	$58.1	$49.0	$76.1	$72.8	$255.9
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.28	$(0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.43	$1.50

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended September 30, 2021 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	20.0%	1.1%	5.1%	26.2%
Enclosures	25.4%	0.9%	10.7%	37.0%
Electrical & Fastening Solutions	13.8%	0.8%	—%	14.6%
Thermal Management	16.4%	1.9%	—%	18.3%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending December 31, 2021 and year ending December 31, 2021 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	9 - 12%	—%	4%	13 - 16%	14 - 15%	2%	2 - 3%	19 - 20%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net cash provided by (used for) operating activities	$114.8	$113.2	$258.1	$203.7
Capital expenditures	(7.3)	(8.2)	(25.2)	(25.4)
Proceeds from sale of property and equipment	—	0.1	0.1	1.5
Free cash flow	$107.5	$105.1	$233.0	$179.8